Exhibit 1.01

MoSys, Inc.

Conflict Minerals Report

For the year ended December 31, 2018

This is the Conflict Minerals Report of MoSys, Inc. (MoSys or the Company) for calendar year 2018 in accordance with Rule 13p-1 (Rule 13p-1) under the Securities Exchange Act of 1934. Rule 13p-1 was adopted by the Securities and Exchange Commission to implement reporting and disclosure requirements related to Conflict Minerals, as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Conflict Minerals are defined as columbite-tantalite (coltan), cassiterite, gold, and wolframite, including their derivatives, which are limited to tin, gold, tantalum and tungsten (collectively, 3TG), that originate in the Democratic Republic of the Congo or an adjoining country (collectively, the Covered Countries).

MoSys is a provider of integrated circuits that enable fast, intelligent data access for cloud networking, security, test and video systems. As a fabless semiconductor company, MoSys does not purchase directly from smelters or refineries and must rely upon its manufacturing subcontractors to: i) identify whether 3TG minerals are used in the manufacture of MoSys’ products, ii) identify the sources of 3TG used in the manufacture of MoSys products and iii) declare whether any of the 3TG minerals used is a Conflict Mineral. MoSys has determined that at least one or more of the 3TG is necessary to produce one or more MoSys integrated circuit products. In particular, the Company believes some material used by its foundry to produce the silicon wafers for one or more products contains at least one of the 3TG.

The Company has conducted a good faith reasonable country of origin inquiry regarding the 3TG contained in its products, which inquiry was designed to determine (a) whether any of the 3TG contained in its products originated in the Covered Countries and (b) whether any of the 3TG are from recycled or scrap sources. The Company also exercised due diligence on the chain of custody and source of the 3TG.

MoSys’ due diligence measures were based on the Electronic Industry Citizenship Coalition and Global e-Sustainability (EICC/GeSI) initiative with the smelters and refiners of conflict minerals that provide 3TG to the Company’s suppliers. MoSys’ due diligence measures were comprised of:

•

Conducting a supply-chain survey with direct suppliers of materials containing 3TG using the standard Conflict Minerals Reporting Template (the CMRT) designed by the Responsible Minerals Initiative (RMI), which is an initiative of the EICC/GeSi, to identify the smelters and refiners;

•

Comparing the smelters and refiners identified in the supply-chain survey against the list of smelter facilities which have been identified as “conflict-free” by programs such as the EICC/GeSI Conflict Free Smelter (CFS) program for 3TG; and

•	Reviewing direct suppliers’ conflict minerals policies to ensure that they are encouraging their suppliers to not source from refiners, smelters and other suppliers that may use Conflict Minerals.

Because some of the information provided by MoSys suppliers is incomplete and not all smelters have been identified under the CFS program as conflict-free, MoSys is unable to determine if its products are entirely conflict-free; however, the Company does not have any information indicating that any of the 3TG used by MoSys’ manufacturing subcontractors are Conflict Minerals.

Based on the information provided by the Company’s suppliers and obtained through the due diligence process, set forth below is a list of CFS program-certified conflict-free facilities identified by the Company’s supply chain:

Mineral	Smelter or Refiner Facility Name	Smelter ID
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold LLC	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920

Mineral	Smelter or Refiner Facility Name	Smelter ID
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	AU Traders and Refiners	CID002850
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Metaux S.A.	CID000189
Gold	Chimet S.p.A.	CID000233
Gold	Daejin Indus Co., Ltd.	CID000328
Gold	DODUCO Contacts and Refining GmbH	CID000362
Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Emirates Gold DMCC	CID002561
Gold	Geib Refining Corporation	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	HeeSung Metal Ltd.	CID000689
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kyrgyzaltyn JSC	CID001029
Gold	L'Orfebre S.A.	CID002762
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	PAMP S.A.	CID001352
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Remondis Argentia B.V.	CID002582
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761

Mineral	Smelter or Refiner Facility Name	Smelter ID
Gold	Safimet S.p.A	CID002973
Gold	Samduck Precious Metals	CID001555
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Torecom	CID001955
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CID000917
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	D Block Metals, LLC	CID002504
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	D Block Metals, LLC	CID002504
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	Xiamen Tungsten Co., Ltd.	CID002082
Tin	Alpha	CID000292
Tin	CV United Smelting	CID000315
Tin	Dowa	CID000402
Tin	EM Vinto	CID000438
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538

Mineral	Smelter or Refiner Facility Name	Smelter ID
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Mineracao Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Company Limited	CID002180
Tin	Metallo Belgium N.V.	CID002773
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	Thaisarco	CID001898
Tin	Mineracao Taboca S.A.	CID001173
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CID000258
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CID000769
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095
Tungsten	Exotech Inc.	CID000456
Tungsten	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492

The Company has communicated its expectations, as reflected in its Conflict Minerals Policy, to its manufacturing subcontractors and other suppliers. The Company has continued to engage with its suppliers to update their information on the source and chain of custody of conflict minerals in our supply chain and to require that all smelters utilized agree to participate in the RMI or equivalent program.